Exhibit 13.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Transition Report of Baijiayun Group Ltd (the “Company”) on Form 20-F for the transition period from July 1, 2021 to June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gangjiang Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 20, 2023
	By:	/s/ Gangjiang Li
	Name:	Gangjiang Li
	Title:	Chief Executive Officer